Contact: Roween Nacionales Southwall Technologies Phone: (650) 962-9111 rnacionales@southwall.com
For Immediate Release

Southwall Technologies Bolsters Technical and Marketing Management

Palo Alto, California - June 13, 2005 - Southwall Technologies Inc. (OTC BB: SWTX.OB) announced today two key additions to its senior management team.

“I’m pleased to announce the addition of two key senior executives to Southwall’s technology and marketing groups,” said Thomas G. Hood, Southwall’s President and Chief Executive Officer. “Dr. Neil Bergstrom will guide our new product and technology development as Senior Vice President of Engineering and Chief Technology Officer. Dr. Bergstrom is a seasoned leader in the advanced display technology arena”. Prior to joining Southwall, Dr. Bergstrom was Vice President of Engineering, at Qualcomm’s MEMS Technologies and was responsible for Technology Integration, transfer, and Display Performance in the US and in Taiwan. Prior to its acquisition by Qualcomm, he was Vice President of Engineering at Iridigm, an advanced display technology company. Dr. Bergstrom also held senior technical positions at Inviso, Aradigm and Apple Computer. He holds a Ph.D. from the University of California at Berkeley in Physics.

“In addition, we’ve added Mr. Bruce Lang as our Director of World Wide Marketing who will enhance our customer and product marketing efforts,” added Mr. Hood. Mr. Lang comes to Southwall with fifteen years industry experience marketing advanced technology products. He most recently served as Director of Product Marketing for Glimmerglass Networks, a global provider of fiber-optic switching systems. Prior to joining Glimmerglass, Mr. Lang served as Director of Product Marketing for Silicon Light Machines, where he played a critical role in securing key OEM customers in the Electronic Display market. Mr. Lang also held Product Marketing positions with Altera Corporation and Signetics. He holds a B.S. in Electrical Engineering from Stanford University and a MBA from Santa Clara University.

“As Southwall has regained its profitability over the last year we now shift our focus to developing new technologies and products that will enable future growth. Both Neil and Bruce are key ingredients to that future success” concluded Mr. Hood.

About Southwall Technologies Inc.

Southwall Technologies Inc. designs and produces thin film coatings that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000-certified manufacturer and sells advanced thin film coatings to over 25 countries around the world. Southwall’s customers include Audi, BMW, DaimlerChrysler, Hewlett-Packard, Mitsubishi Electric, Mitsui Chemicals, Peugeot~~-~~Citroën, Philips, Pilkington, Renault, Saint-Gobain Sekurit, and Volvo.

This press release may contain forward-looking statements, including, without limitation, statements regarding the Company's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented. These risks include the possibility that the Company’s expected future results will be materially worse than estimated, that the Company may not continue to be profitable in future quarters or may not be able to achieve future long-term growth, that there will be a decline in one or more portions of our business in 2005 or thereafter, that the Company will suffer a decline in manufacturing or financial effectiveness, and that the Company will not be able to secure additional financing if required, as well as risks associated with its failure to meet potential covenant requirements under future credit facilities. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 and its Quarterly Report on Form 10-Q for the quarter ended April 3, 2005, filed on May 13, 2005.
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